Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of the Company on Form 10-Q for the three months ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”),  Frank H. Laukien, as President, Chief Executive Officer and Chairman of the Board of Directors of the Company, and William J. Knight, as Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition of the Company.

Date: August 9, 2006		/s/Frank H. Laukien, Ph.D.
	By:	Frank H. Laukien, Ph.D. President, Chief Executive Officer, and Chairman

Date: August 9, 2006		/s/ William J. Knight
	By:	William J. Knight Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.